UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2012

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In connection with the submission by CareFusion Corporation (the “Company”) of its Section 303A Annual Written Affirmation to the New York Stock Exchange (the “NYSE”), the Company is filing this current report on Form 8-K to publicly disclose the corporate governance matters required to be disclosed annually by Section 303A of the NYSE Listed Company Manual (the “Manual”). The annual disclosure of these corporate governance matters would typically be included in the Company’s annual report on Form 10-K and proxy statement. As previously disclosed, the Company is modifying the manner in which it applies lease accounting principles to sales-type leases in its Pyxis® medication and supply dispensing product lines and as a result, the Company has delayed the filing of its annual report on Form 10-K for the fiscal year ended June 30, 2012 (the “Form 10-K”). As the Company will not file its Form 10-K or proxy statement prior to December 31, 2012, the Company is providing the disclosures herein in order to satisfy the NYSE requirement to disclose annually information required by Section 303A of the Manual.

Director Independence. The Board of Directors (the “Board”) has established categorical standards to assist it in making its determination of director independence. As embodied in the Company’s Corporate Governance Guidelines, using standards that the Board has adopted to assist it in assessing independence and in accordance with applicable Securities and Exchange Commission (“SEC”) rules and the listing standards of the NYSE, the Board defines an “independent director” to be a director who:

•

is not and has not been during the last three years an employee of, and whose immediate family member is not and has not been during the last three years an executive officer of, the Company (provided, however, that, in accordance with NYSE listing standards, service as an interim executive officer, by itself, does not disqualify a director from being considered independent under this test following the conclusion of that service);

•

has not received, and whose immediate family member has not received other than for service as an employee (who is not an executive officer), more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period during the last three years (provided however, that, in accordance with NYSE listing standards, compensation received by a director for former service as an interim executive officer need not be considered in determining independence under this test);

•

(a) is not a current partner or employee of a firm that is our internal or external auditor; (b) does not have an immediate family member who is a current partner of our internal or external auditor; and (c) is not and was not during the last three years, and whose immediate family member is not and was not during the last three years, a partner or employee of our internal or external auditor who personally worked on our audit within that time;

•

is not and has not been during the last three years employed, and whose immediate family member is not and has not been during the last three years employed, as an executive officer of another Company during a time when any of our present executive officers serve on that other company’s compensation committee;

•

is not, and whose immediate family member is not, serving as a paid consultant or advisor to the Company or to any of our executive officers, or a party to a personal services contract with the Company or with any of our executive officers;

•

is not a current employee of, and whose immediate family member is not a current executive officer of, a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

is not, and whose immediate family member is not, an executive officer of a non-profit or other tax-exempt organization to which we have made contributions during the past three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of the organization’s consolidated gross revenues (amounts that we contribute under matching gift programs are not included in the contributions calculated for purposes of this standard); and

•	has no other material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board assesses on a regular basis, and at least annually, the independence of the Company’s directors and, based on the recommendation of the Governance and Compliance Committee of the Board, makes a determination as to which directors are independent. References to “us,” “we” or “the Company” above would include any subsidiary in a consolidated group with CareFusion Corporation. The terms “immediate family member” and “executive officer” above are expected to have the same meaning specified for such terms in the NYSE listing standards.

The Board has determined that the following directors, comprising all of the Company’s non-employee directors, are independent under the listing standards of the NYSE and the Company’s Corporate Governance Guidelines: Messrs. Philip L. Francis, Robert F. Friel, J. Michael Losh, Gregory T. Lucier, Michael D. O’Halleran and Robert P. Wayman and Drs. Jacqueline B. Kosecoff and Edward D. Miller.

Presiding Director. Pursuant to the Company’s amended and restated by-laws and Corporate Governance Guidelines, the Presiding Director is selected annually by the independent non-employee directors. The Presiding Director presides at meetings of the non-management and independent directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising on the selection of Committee chairs and advising management on the agenda for Board meetings. In addition, the Presiding Director chairs executive sessions of independent non-employee directors, which are held in connection with each regularly scheduled Board meeting and at other times as necessary. The Board has selected Mr. Losh to serve as the Presiding Director.

Communicating with the Board. The Company’s Corporate Governance Guidelines establish procedures by which stockholders and other interested parties may communicate with the Board, any Board Committee, any individual director (including the Presiding Director) or the independent non-employee directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. In addition, such parties can contact the Board by emailing the Corporate Secretary at corporatesecretary@carefusion.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the Committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous or abusive content.

Board and Committee Membership and Structure. The Board has three standing Committees, comprised of the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee. Each Committee acts pursuant to a written charter, each of which has been posted in the “Investors” section of the Company’s website accessible at www.carefusion.com, by clicking the “Corporate Governance” link. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

Audit Committee. The Audit Committee is comprised of Dr. Kosecoff, Mr. Francis, Mr. Wayman and Mr. Losh (Chair). Mr. Losh was appointed Chair of the Audit Committee effective November 7, 2012, succeeding Mr. Wayman who served as the Chair of the Audit Committee since November 3, 2010. In addition, Mr. Francis was appointed as a member of the Audit Committee effective November 7, 2012. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In reaching this determination, the Board considered, among other things, the prior experience of each of Messrs. Losh and Wayman as a chief financial officer and the prior experience of each of Mr. Francis and Dr. Kosecoff as a chief executive officer. The Board also made a qualitative assessment of our other non-employee directors, to determine their financial knowledge and experience, and determined that they each would also qualify as an “audit committee financial expert” for purposes of the rules of the SEC should they become a member of the Audit Committee in the future. In addition, the Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on the Audit Committee. In reaching this determination, the Board considered Mr. Losh’s ability to devote sufficient and substantial time to serve on the Audit Committee. In addition, the Board has determined that each of the members of the Audit Committee is “independent,” consistent with the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and in accordance with the Company’s Corporate Governance Guidelines.

Corporate Governance Guidelines. The Company maintains Corporate Governance Guidelines that are designed to ensure effective corporate governance of the Company. The Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities (including those of the Presiding Director), director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. The Corporate Governance Guidelines are reviewed regularly by the Governance and Compliance Committee of the Board and revised when appropriate. The full text of the Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website accessible at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to the Company’s Investor Relations Department at 3750 Torrey View Court, San Diego, CA 92130, or by calling (858) 617-4621.

Policies on Ethics and Compliance. The Board adopted a Code of Conduct for the Company to help ensure that business is conducted in a consistently legal and ethical manner. The Code of Conduct establishes policies pertaining to, among other things, employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations. All Company employees, including executive officers, as well as members of the Board, are required to comply with the Code of Conduct. The full text of the Code of Conduct can be found in the “Investors” section of the Company’s website accessible to the public at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to the Investor Relations Department at 3750 Torrey View Court, San Diego, CA 92130, or by calling (858) 617-4621. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Conduct and all waivers of the Code of Conduct for executive officers or directors, and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. The Company will disclose future amendments to the Code of Conduct, or waivers required to be disclosed under applicable law from the Code of Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other executive officers and directors, on the Company’s website, www.carefusion.com, within four business days following the date of the amendment or waiver.

In August 2011, in furtherance of the Company’s commitment to the highest standards of ethical practice, corporate conduct and integrity, the Board adopted the CareFusion Compliance Program Declaration and Description. The purpose of the compliance program is to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy, and the declaration provides additional descriptions of compliance policies, procedures and efforts to establish an effective compliance program. The Compliance Program Declaration and Description can be found in the “Ethics and Compliance” section of our website accessible at www.carefusion.com, by clicking the “Our Company” link.

In addition, the Company maintains a Conduct Line by which employees may report violations of the Code of Conduct or seek guidance on business conduct matters. The Conduct Line is operated by an independent, third-party company, and has multi-lingual representatives available to take calls confidentially 24 hours a day, seven days a week, and can also be accessed via the Internet at www.carefusionconductline.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: December 27, 2012	By:	/s/ Joan Stafslien
	Name:	Joan Stafslien
	Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary